Example Template : 77O





















DWS ENHANCED GLOBAL BOND FUND










N-Sar November 1, 2011 - April 30, 2012










Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares Purch
by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
CBS CORP
124857AG8
2/24/2012
700,000,000
$99.10

490,000
0.07%

CS,DB,RBS,UBS,WELLS
ML
FREEPORT-MCMORAN C & G
35671DAU9
2/8/2012
2,000,000,000
$99.75

720,000
0.04%

ML,BNP,CITI,HSBC,SCOTIA,GS,MIZS,
MS,DB
JPM
CITIGROUP INC
172967FT3
10/25/2011
1,000,000,000
$99.01

400,000
0.04%

CITI,DB
CITI
ENCANA CORP
292505AK0
11/8/2011
400,000,000
$99.29

170,000
0.04%

BCLY,BNP,JPM,RBS,BAC,DB
JPM
JOHNSON CONTROLS INC
478366BA4
11/29/2011
450,000,000
$99.32

480,000
0.11%

JPM,BANCA IMI,BCLY,CITI,CA,DB
BCLY
ENCANA CORP
292505AK0
11/8/2011
400,000,000
$99.29

170,000
0.04%

BCLY,BNP,JPM,RBS,BAC,DB
JPM
JOHNSON CONTROLS INC
478366BA4
11/29/2011
450,000,000
$99.32

480,000
0.11%

JPM,BANCA IMI,BCLY,CITI,CA,DB
BCLY

Example Template : 77O





















DWS GLOBAL SMALL CAP GROWTH FUND










N-Sar November 1, 2011 - April 30, 2012










Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares Purch
by Fund
% of
Offering
Purchased
by Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
IMPERVA INC
45321L100
11/9/2011
80,000,000
$18.00

3,721
0.08%

JPM,DB,RBS
JPM